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                                                                  EXHIBIT 10.40




                    AGREEMENT BETWEEN TRITEAL CORPORATION AND
                  ARMANDO VITERI REGARDING CONTINUED EMPLOYMENT

     This Agreement is made between TriTeal Corporation ("TriTeal") and Armando Viteri ("Viteri") is based on the following facts:

     A. Viteri has been a valued employee of TriTeal.

     B. TriTeal and Viteri have agreed it is in their mutual best interests to sever their relationship, and wish to accomplish the termination of their relationship on mutually agreed upon terms.

     C. Therefore, TriTeal and Viteri have agreed that Viteri's employment with TriTeal will terminate on the terms and conditions set forth below, and they accordingly agree as follows:


     1. Viteri agrees to continue his employment with TriTeal until 06/30/97. From the date of the execution of this agreement until 06/30/97, TriTeal may only terminate Viteri's employment for Good Cause. "Good Cause" means dishonesty or gross misconduct in the performance of Viteri's job duties, material violation of company policy, or the failure to perform significant job duties after notice and a reasonable opportunity to improve.

     2. Provided that as of 06/30/97 Viteri has neither voluntarily resigned nor been terminated for Good Cause:

          (1) TriTeal agrees to continue to employ Viteri from 06/30/97 until 05/31/98. From 06/30/97 to 05/31/98. Viteri's duties shall be limited to providing assistance to TriTeal as requested by TriTeal's Chief Executive Officer or his designee on SoftNC. For the period 06/30/97 to 05/31/98, the total compensation TriTeal will pay to Viteri will be $90,000 for the period 07/01/97 to 12/31/97 and $50,393 for the period 01/01/98 to 05/31/98. TriTeal shall satisfy this obligation by making bi-weekly payments through the noted period. Viteri shall be entitled to no other compensation, bonuses, stock options, or other benefits during this period. After 05/31/98, continued employment of Viteri by TriTeal will be on terms that are mutually agreed upon by the parties, and in the absence of a written agreement to the contrary, any continued employment of Viteri by TriTeal after 05/31/98 will be strictly on an "at-will" basis, meaning that either TriTeal or Viteri may terminate the relationship any at any time, with or without good cause, and notice, without any liability to the other party; and

          (2) TriTeal irrevocably agrees to waive as of 05/31/98 any and all rights that it may have to repurchase any shares of stock issued to Viteri pursuant to the two Founder's Stock Purchase Agreements, each dated as of July 26, 1995 between TriTeal and Viteri and the Incentive Stock Option Agreement dated December 31, 1995. TriTeal agrees to cooperate fully with Viteri to remove all appropriate legends from Viteri's stock certificates










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          (3) Viteri agrees not to consult with, assist, advise, or work for any company that competes directly with TriTeal.

     3. Upon the written approval of TriTeal's Chief Executive Officer, Viteri may join the Board of Directors of a company other than TriTeal provided that company does not compete with TriTeal.

     4. In exchange for TriTeal's promises as contained in this agreement, Viteri agrees to irrevocably release and discharge, TriTeal, its officers, directors, employees, and agents from any and all claims, causes of action or liabilities of any kind relating to or arising from any transactions between them or any other occurrences from the beginning of their relationship until the date this agreement is executed. This release is intended by the parties to be a general release of claims that is to be interpreted as broadly as possible, and to release and discharge all known or unknown claims, including claims arising from Viteri's employment, the termination of his employment, and issues relating to Viteri's compensation or benefits, and also to include claims covered by California Civil Code section 1542, which provides that "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE GENERAL RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     5. This agreement contains the entire agreement between Viteri and TriTeal with respect to the subjects it addresses. All prior or contemporaneous agreements on these subjects are merged in this document. This agreement can only be modified by a writing signed by Viteri and an officer of TriTeal.

Dated:      March 31, 1997                          /s/ Armando Viteri
                                                    --------------------------
                                                    Armando Viteri


                                                    TRITEAL CORPORATION

Dated:      March 31, 1997                       By: /s/ Jeff Witous
                                                    --------------------------
                                                    Jeff Witous
                                                    Chief Executive Officer














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